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                               ADMINISTRATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 20th day of October, 1997, by and between SONGS FOR THE PLANET, INC., 2831 Dogwood Place, Nashville, Tennessee, 37204, a Tennessee Corporation (hereinafter referred to as "Company") and JUSTIN PETERS MUSIC (BMI), a sole proprietorship, 3609 Donna Kay Drive, Nashville, Tennessee 37211 (hereinafter referred to as "Publisher").

     WHEREAS, Company is engaged in the business of publishing and administering copyrights in musical compositions in all fields of use throughout the world; and

     WHEREAS, Publisher desires to engage the services of Company to administer the copyrights and interests of Publisher in musical compositions under the terms and conditions hereinafter stated.

     NOW, THEREFORE, it is agreed as follows:

     1. Publisher hereby employs the services of Company to administer the copyrights and interests in musical compositions of Publisher in all fields of use in the United States of America and Canada. The musical compositions subject to this agreement are and include each and every musical composition in which Publisher now owns or hereafter acquires rights or interests under the copyrights therein or any contractual rights in connection there with, during the term of this agreement (hereinafter referred to as the "Compositions"). Company's rights, powers, privileges and duties with respect to the Compositions, as hereinafter more particularly stated, shall extend and apply to any and all contracts and licenses heretofore made or issued by on in behalf of or for the benefit of Publisher and hereafter, during the term hereof, made or issued by or in behalf of or for the benefit of Publisher with respect to the Compositions and rights therein and proceeds therefrom in all fields of use throughout the territory, including, without limitation, all rights of a copyright owner set forth in the United States Copyright Law, together with mechanical, electrical transcription, synchronization, audio- visual, performance and printed matter rights and usages as well as other rights and usages of the Compositions now known or hereafter coming into existence during the term hereof (hereinafter referred to as "Licensed Usages").

     2. During the term of this agreement, Company agrees to perform or secure the performance of, the following services for Publisher with respect to the
Compositions:

          A. To register claims to copyright in the United States of America and to secure renewals of the same in the name of Publisher as the copyright proprietor thereof or as otherwise designated by Publisher as the copyright proprietor of the same. In order to assist Company in the performance of such services, Publisher shall furnish Company with such information and documents as it may reasonably request, including, without limitation the information and documents hereinafter described. Publisher shall provide Company with copies of all Compositions or furnish Company with a schedule of same setting forth as to each of the Compositions the title thereof, the date of registration of a claim to copyright therein, the name and address of the copyright proprietor or proprietors and the name and address of the writer or writers; and Publisher shall furnish Company with a demonstration recording, and/or master recordings of each of the Compositions to be copyrighted together with a written statement of the name and address of the copyright proprietor or proprietors and of the writer or writers and the title thereof (if the same does not appear on such lead sheet), the date of first publication, if any, and the approximate date when the first commercial recording is to be released embodying the same.

          B. To prepare Single Song Agreements and Copyright Assignments between Publisher and writer or writers and Publisher will furnish Company with copies of all contracts between Publisher and writers or composers of the Compositions now in existence and hereafter made during the term hereof.

          C. To accept and deliver to Publisher all accounting and royalty statements hereafter received by Publisher during the term hereof with respect to the Compositions, to collect royalties, monies and all other compensation or advances for Licensed Usages and unpaid and hereafter accruing during the term hereof, as the agent for collection of Publisher, including, without limitation, the Publisher's share of performance monies from the performance rights organizations with which Publisher is affiliated. In order to assist Company in the performance of


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said services, Publisher shall provide Company with copies of all contracts and licenses now existing and here after made or issued during the term hereof with respect to all Licensed Usages of the Compositions, including, without limitation, copublishing agreements with other publishers and persons throughout the world together with copies of all accounting statements heretofore rendered to Publisher thereunder, if any. Publisher shall furnish Company with copies of its agreements with each performing rights organization with which it is or has been affiliated together with copies of all accounting statements heretofore received thereunder, if any.

          D. To negotiate and execute all contracts and licenses in respect to any and all Licensed Usages of the Compositions in the Territory during the term hereof, including amendments to and modifications of existing contracts and licensing. Company warrants that any and all royalty rates and terms granted in licenses for uses of Compositions are to be approved by Publisher.

          E. To report to Publisher all unauthorized usages of the Compositions that come to the attention of Company together with whatever facts Company has discovered in that regard (without any obligation on the part of Company to affirmatively uncover unauthorized usages on the Compositions or make any discovery in connection therewith). Company shall assist Publisher to negotiate, compromise or settle any contractual disputes or litigated matters with respect to the Compositions. Publisher shall execute any and all such settlement agreements and Company shall not have any duty hereunder with respect thereto.

          F. To render statements to writers, authors and composers of the Compositions with respect to royalties or other monies accrued to or for their account from Licensed Usages of the Compositions, if requested by Publisher, and to pay from the funds received and collected by Company with respect to the Compositions, all royalties and other sums becoming due to the writers, authors and composers of the Compositions or for their benefit (including reimbursements due to Publisher with respect to advances by Publisher to any writer, author or composer). All statements and payments rendered by Company to the writers, authors and composers of the Compositions pursuant to this agreement shall be rendered for, on behalf of and in the name of Publisher and in accordance with the publishing contracts and other documents and information provided by Publisher and Company shall have no liability of any kind or nature to Publisher or said writers, authors and composers with respect thereto.

          G. To perform all other administrative services customarily incident to the administration of the music publishing catalogue, including without limitation, necessary secretarial and clerical services, telephone and similar services; provided, however, that all direct expenses incurred by Company in connection with the performance of its services hereunder shall be reimbursed to Company from and out of the money, property and other valuable consideration received by Company hereunder for the benefit of Publisher with respect to the Compositions pursuant to the provisions of paragraph 4.E. of this agreement.

     3. Publisher hereby constitutes and appoints Company or its designee as the agent and special attorney-in-fact to do each and all of the following acts and things in the name of Publisher:

          A. If requested by Publisher, too prepare, execute, file and register Claims of Copyright in the Compositions and renewals of the same, in the name of Publisher as copyrights proprietor.

          B. If requested by publisher to collect royalties, monies and all other compensation or advances for Licensed Usages of each and all of the Compositions throughout the United States of America and Canada heretofore accrued and unpaid and hereafter accruing during the term hereof, including, without limitation, the Publisher's share of all such payments for mechanical, electrical transcription, synchronization, audiovisual, performance and printed matter rights and usages as well as all other rights and usages of the Compositions now known or hereafter coming into existence during the term hereof; and to receive and deliver receipts for any and all such collections if necessary to do so.

          C. If requested by Publisher, to endorse all checks and drafts received by Company with respect to the Compositions for deposit only and to deposit all such checks, drafts and other receipts in the accounts maintained by Company at banking institutions selected from time to time by Company for such purposes.


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          D.   If requested by Publisher, to collect all monies and payments arising from or in connection with settlement agreements of any kind or nature executed by Publisher with respect to the Compositions; and to execute and deliver receipts for the same; and to endorse and deposit checks and drafts and all other receipts in connection with the foregoing in Company's said trust account.

          E. To render statements, accountings and payments to the writers, authors and composers of the Compositions as provided in paragraph 2E hereof.

          F. Company shall furthermore have the incidental right, power and authority to execute any and all other additional documents, instruments or other writings that may be necessary to carry out any of the foregoing acts, in the name of and for the benefit of Publisher. Publisher hereby ratifies all of the acts and conduct of Company performed under and pursuant to the authority given and granted to Company hereunder and reasonably implied therefrom.

     4.   A.   For all services performed by Company hereunder, Company shall retain a sum equal to Ten percent (10%) of the gross income (as defined below) with regard to the Compositions received during the term hereof and otherwise set forth in paragraph 7.B. below.

          B. As used herein, the term "gross income" shall mean all monies actually received hereunder by Company from the exploitation of the Compositions in the Territory from all sources less all costs of collection and fees paid by Company to collection agents and subpublishers. With respect to performance credits and fees regarding the Compositions, it is understood that the appropriate performing rights society shall be authorized and directed to allocate such credits and fees one hundred percent (100%) to Publisher and to pay one hundred percent (100%) thereof to Company to be administered pursuant hereto.

          C. Company shall deposit all royalties, monies and other compensation or payments of whatsoever kind or character collected by Company with respect to the Compositions into the account maintained by Company at banking institutions selected from time to time by Company.

          D. Within forty-five (45) days following the end of each calendar year during the term hereof, or more frequently if requested by Publisher, but no more frequently than monthly, Company will render to Publisher a statement of all money, property and other valuable considerations received by Company hereunder and shall pay to Publisher an amount equal to all money, property and other valuable considerations received by Company hereunder with respect to the Compositions, reduced by: (1) the compensation due to Company pursuant to paragraph 4A hereof; (2) all direct costs and expenses (excluding secretarial, clerical and similar general overhead expenses) incurred by Company in the performance of its duties hereunder; and (3) the royalties and other compensations paid or payable to the writers, authors and composers of the Compositions.

          E. It is the intention and understanding of the parties hereto that Company shall be the exclusive agent for Publisher for the administration of the Compositions. Publisher acknowledges that Company may employ other companies or agents to perform document administration and income collection, provided that any fees or expenses payable to such agent or third party will be Company's sole responsibility and will not increase the fees payable to Company by Publisher. If Publisher collects any royalties, monies or compensation or advances of any kind or nature with respect to any of the Compositions, Publisher may deliver same to Company for administration pursuant hereto.

          F. Company shall keep complete books and records at its principal place of business with respect to all of its receipts from each and all of the Compositions during the term hereof. Publisher shall have the right to inspect and examine the said books and records of Company at Company's said place of business during its normal business hours upon reasonable notice to Company.

     5. Publisher understands and agrees that Company may perform administrative services for publishers and writers of musical compositions other than Publisher during the term hereof and that Company's services hereunder to Publisher are nonexclusive and Company shall not be deemed to breach of violate any contractual duty


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hereunder or fiduciary duty arising by implication of law by reason of its performance of administration services for any other publishers or writers. Company shall perform its services for Publisher hereunder from offices established from time to time by Company, and Company shall have the right but shall not be obligated to send any representative of Company outside the metropolitan area of its principal office in connection with the performance of services hereunder.

     6.   A.   Publisher warrants, represents and covenants that:

               [1] It has the full right, power and authority to enter into this agreement and grant to Company all of the rights herein granted;

               [2] The Compositions are original and shall not infringe upon the copyright or other rights of any other person or entity;

               [3] No exercise of any such rights by Company in accordance with this agreement shall infringe upon the copyright or any other rights of any third party, and no other party has or shall have any rights in and to the Compositions which would in any way diminish or impair Company's rights hereunder;

               [4] There are and shall be no advances or other payments made by any third parties to Publisher which are or will be recoupable from the earnings hereunder from the Compositions;

               [5] There is no suit, claim, action or other legal or administrative proceeding involving the Compositions or the writers thereof now pending or threatened or any basis therefor;

               [6] There are and will be valid and binding songwriters agreements between Publisher and the writers of the Compositions which enable Publisher to grant to Company the rights herein granted, the terms of which are within the range of industry custom. Publisher has fully complied and shall fully comply with all of the terms and conditions of said songwriter agreements. On Company's request, Publisher shall provide Company with a copy of each such agreement.

          B. Publisher agrees to indemnify and hold Company harmless from and against any and all claims, demands, liabilities, obligations, causes of action and judgments, including costs and attorney's fees, arising from any claim which is inconsistent with, or any breach of, any of Publisher's warranties, representations or covenants contained herein. In the event of any such claim, until same has been finally adjudicated or settled, Company, in its sole discretion, shall have the right to withhold any and all monies becoming due and payable to Publisher hereunder. Upon the final adjudication or settlement of such claim, Company shall disburse all funds held by it in accordance with terms of any settlement, judgment or other disposition thereof, subject to indemnification as provided herein.

     7.   A.   The term of Company's services hereunder shall commence on the effective date hereof and shall continue for a period of Three (3) year(s) from and after said date. Either party may terminate this agreement by giving written notice to the other party not less than ten (10) days prior to the expiration of the initial Three-year term; provided, however, that if neither party gives such written notice as provided in the preceding sentence, it shall be deemed to be the desire of the parties hereto that the term hereof be considered automatically renewed and extended, and this agreement shall continue in full force and effect until such time thereafter as either party shall terminate this agreement by written notice given to the other party, such written notice to be given not less than ten (10) days prior to the expiration of any calendar quarter. Such termination shall become effective on the last day of such calendar quarter. Any notice terminating the initial term of this agreement or the agreement as extended which is given less than ten (10) days prior to the end of the initial 1-year period or any calendar quarter thereafter shall not be effective until expiration of the following calendar quarter.

          B. Notwithstanding expiration or termination of the term hereof, Company shall be entitled to collect and administer pursuant to the terms hereof all gross income earned with regard to the Compositions as of the end of the calendar quarter in which such expiration or termination occurs, regardless of when such sums are received.


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     8.   This agreement constitutes the entire agreement of the parties hereto, and any and all prior or contemporaneous agreements of any kind or nature relating to the subject matter hereof shall be deemed merged herein. This agreement can only be modified or amended by an instrument in writing signed by all of the parties hereto. This agreement shall be construed under the laws of the state of Tennessee applicable to agreements entered into and to be performed in said state. in the event any provision of this agreement is declared to be invalid or unenforceable by a court of competent jurisdiction, the same shall be deleted herefrom and the remainder of this agreement shall continue in full force and remainder of this agreement shall continue in full force and effect. This agreement is personal to Company and its duties hereunder may not be delegated except as expressly provided herein.

     9. All notices hereunder shall be in writing and sent by prepaid registered or certified mail, return receipt requested, to the addresses of the parties set forth above or to such other address as shall be designated by written notice from time to time. Accounting statements and payments may be sent by regular mail, subject to actual receipt. The date of mailing in the required manner shall be deemed the date such notice is served, with the exception of notices of change of address which shall be effective only upon actual receipt.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.


                                         COMPANY:
                                         SONGS FOR THE PLANET, INC.



                                         By: ______________________________
                                             Elizabeth A. Peters, President


                                         PUBLISHER:
                                         JUSTIN PETERS MUSIC



                                         By: _______________________________
                                                      Justin Peters
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